Exhibit 10.32

December 15, 2011

Roger Tichenor, CEO

Varca Ventures, Inc

1630 Ringling Blvd.,

Sarasota, Florida 34236

Dear Roger:

New Zeal Inc. is prepared to provide Varca Ventures, Inc. with a number of requisite services to achieve the highest possible and appropriate market capitalization through its strategic, technological and intellectual services.

New Zeal Inc. Approach

New Zeal Inc. sees a tremendous opportunity in the restoration and establishment of the financial brand of Varca Ventures, Inc.

as a company and as a going concern. New Zeal Inc. will assist Varca Ventures, Inc. in achieving this through its own select team of developers, designers, writers and coders to craft the story and the history.

New Zeal Inc. will commence a twelve (12) month corporate awareness campaign. During that time we will deliver the following:

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Create a Corporate Fact Sheet/Corporate Executive Summary.

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Commission an independent, third party Research Report.

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Manage and update online financial portal information aka: Yahoo, Bloomberg, Hoovers.

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Introduce the company to Market Participants, including Market Makers and Investment Bankers.

New Zeal Inc. will also undertake the following during the twelve (12) month period:

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Create a Database of Journalists covering Mining & Mineral Exploration.

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If required, set up Analyst/Investor Conference Calls.

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Monitor shareholder base activity through weekly DTC sheets provided by Varca Ventures, Inc.

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Develop introductions to direct buy-side/sell-side research analysts who cover the client’s industry.

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Deliver PDF’s of Corporate Report and Executive Summaries.

Cost

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New Zeal shall be issued 700,000 restricted shares of common stock of Varca Ventures Inc. as consideration for its services under this agreement.

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All pre-approved out of pocket expenses will be billed at cost directly to Varca Ventures, Inc.

For Consultant:	For Company:

New Zeal Inc.	Varca Ventures, Inc.

/s/ George Demakos	/s/ Roger Tichenor
George Demakos	Roger Tichenor